Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FG Nexus Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, par value $0.001 per share issued or issuable upon exercise of Pre-Funded Warrants	457(c)	40,000,000	$5.08	$203,200,000	$0.0001381	$28,061.92
Fees Previously Paid	—	—	—	—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—
		Total Offering Amounts			$5.08	$203,200,000	$0.0001381	$28,061.92
		Total Fees Previously Paid				—
		Total Fee Offsets						$28,061.92
		Net Fees Due						$0

										—	—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of the registrant’s common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the registrant’s shares of common stock as reported by The Nasdaq Global Select Market on October 13, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	FG Nexus Inc.	S-3	333-290020	9/4/2025		$28,061.92	Equity	Equity(3)	(3)	$509,300,000	77,973.83

(3)

A filing fee of $77,973.83 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-290020) (the “Withdrawn Registration Statement”) filed by the registrant on September 4, 2025. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on October 9, 2025. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee payable in connection with this filing.